UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2012

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AOXING PHARMACEUTICAL COMPANY, INC.
(Exact name of registrant as specified in its charter)

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Florida	0-24185	65-0636168
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

444 Washington Blvd., Suite 3338, Jersey City, New Jersey 07310
(Address of Principal Executive Office) (Zip Code)

(646) 367 1747
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07         Submission of Matters to a Vote of Security Holders

On June 29, 2012, Aoxing Pharmaceutical Company, Inc. (the “Company”) held its annual shareholder meeting. The shareholders approved the following proposals:

Proposal 1 - Election of Directors. The shareholders elected Zhenjiang Yue, Jun Min, John P. O’Shea, Guozhu Xu and Yang Li as directors to hold office until the next annual meeting of shareholders and until their successors are duly elected. A summary of votes cast follows below:

Nominee	Votes for	Votes Withheld	Broker Non-Votes

Zhenjiang Yue	31,789,173	28,696	3,012,912
Jun Min	31,789,173	28,696	3,012,912
John P. O’Shea	31,775,478	42,391	3,012,012
Guozhu Xu	31,789,212	28,657	3,012,012
Yang Li	31,789,212	28,657	3,012,912

Proposal 2 - To ratify the appointment of BDO China Dahua CPA Co., Ltd. as independent registered public accounting firm of the Company for the fiscal year ending June 30, 2012.  This proposal was approved with 34,753,444 shares voting for and 32,843 shares voting against it (with 44,494 abstaining votes).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Aoxing Pharmaceutical Company, Inc.

Date: June 29, 2012	By:	/s/ Zhenjiang Yue Zhenjiang Yue, Chief Executive Officer